Exhibit 10.5

WEATHERFORD INTERNATIONAL PLC
2010 OMNIBUS INCENTIVE PLAN
(as amended and restated on June 17, 2014)

RESTRICTED SHARE UNITS AWARD AGREEMENT
THIS RESTRICTED SHARE UNITS AWARD AGREEMENT (this “Agreement”) is made and entered into by and between Weatherford International plc, an Irish public limited company (the “Company”), and the individual who has signed or electronically accepted this Agreement (the “Holder”), effective as of __________ ___, 20___, pursuant to the Weatherford International plc 2010 Omnibus Incentive Plan, as amended and restated on June 17, 2014, and further amended on June 16, 2015 (the “Plan”), which is incorporated by reference herein in its entirety.
WHEREAS, the Company desires to grant to the Holder restricted share units of the Company (the “Units”) under the Plan, subject to the terms and conditions of this Agreement and the Plan; and
WHEREAS, the Holder desires to have the opportunity to hold the Units subject to the terms and conditions of this Agreement and the Plan;
NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Definitions. For purposes of this Agreement, “Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein or in the Plan with respect to the sale or other disposition of the Units and the obligation to forfeit such Units to the Company. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.
Grant of Units. Effective as of the date of this Agreement and subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Holder ___________ Units. The Company and the Holder agree that this Agreement (including any country-specific appendix thereto) shall complete the terms of the Units.

3.
Transfer Restrictions. Except as specified herein or in the Plan, the Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement or the Plan shall be void, and the Company shall not be bound thereby.

4.	Vesting or Forfeiture.

(a)
Except as specified otherwise in this Section 4, the Units shall be subject to Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Units that are granted hereby in accordance with the following schedule (each such date being a “Vesting Date”), provided that the Units have not been forfeited to the Company prior to such date pursuant to Section 4(c).

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Vesting Date	Number of Units Subject to Forfeiture Restrictions

(b)
Notwithstanding Section 4(a), if (i) the Holder’s Employment with the Company and its Affiliates is terminated prior to one or more Vesting Dates due to the death or Disability of the Holder then, in either such event, all remaining Forfeiture Restrictions shall immediately lapse and the Vesting Date shall be deemed to be the date of the termination of the Holder’s Employment by reason of death or Disability or (ii) there is a Change of Control prior to one or more Vesting Dates, then all remaining Forfeiture Restrictions shall immediately lapse and the Vesting Date shall deemed to be the date immediately preceding such Change of Control. For purposes of this Agreement, “Change of Control” shall have the meaning ascribed thereto in the Plan.

(c)
If the Holder’s Employment is terminated prior to any Vesting Date (other than a termination described in Section 4(b)), then any Forfeiture Restrictions that have not previously lapsed pursuant to the provisions of this Section 4 shall not lapse, and any Units with respect to which the Forfeiture Restrictions have not lapsed shall be forfeited to the Company on the date of the termination of the Holder’s Employment. In the event any Units are forfeited to the Company pursuant to this Agreement, the Company will not be obligated to pay the Holder any consideration whatsoever for the forfeited Units or the underlying Shares (as defined in Section 5), and the Holder will have no rights to receive any consideration for the forfeited Units.

5.
No Dividend Equivalents. If during the period the Holder holds any Units awarded hereby the Company pays a dividend in cash, securities or otherwise with respect to the Company’s outstanding ordinary shares, nominal value $0.001 per share (the “Shares”), the Holder shall receive no dividend equivalent payment with respect to the Holder’s Units.

6.
Delivery of Shares. Upon the lapse of any Forfeiture Restrictions on each applicable Vesting Date under Section 4, the Company shall deliver or cause to be delivered a number of Shares equal to the number of Units with respect to which the Forfeiture Restrictions have lapsed (subject to the satisfaction by the Holder of any Tax-Related Items arising under Section 8 of this Agreement).

7.
Capital Adjustments and Reorganizations. The existence of the Units shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any acquisition, merger, amalgamation or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Shares or the rights thereof, or the winding up, dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise, including a Change of Control (as defined in the Plan). An adjustment under this provision may have the effect of reducing the price at which Shares may be acquired to less than their nominal value (the “Shortfall”), but only if and to the extent that the Committee shall be

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authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Shares.

8.
Responsibility for Taxes & Withholding. The Holder acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Holder’s participation in the Plan and legally applicable to the Holder or deemed by the Company in its discretion to be an appropriate charge to the Holder even if legally applicable to the Company (“Tax-Related Items”), is and remains the Holder’s responsibility and may exceed the amount actually withheld by the Company. The Holder further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including, but not limited to, the grant, vesting or settlement of the Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (ii) does not commit to and are under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate the Holder’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Holder is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Holder acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Holder agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Holder authorizes the Company and/or its Affiliates, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from the Holder’s wages or other cash compensation paid to the Holder by the Company and/or its Affiliates; or

(b)
withholding from proceeds of the Shares acquired following the lapse of the Forfeiture Restrictions either through a voluntary sale or through a mandatory sale arranged by the Company (on the Holder’s behalf pursuant to this authorization without further consent); or

(c)
withholding in Shares to be delivered upon the lapse of the Forfeiture Restrictions unless the Committee, in its sole discretion, indicates that this method of withholding is not available prior to the applicable taxable or tax withholding event and further provided, that if the Holder is a Section 16 officer of the Company under the U.S. Securities and Exchange Act of 1934, as amended, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(c) herein and, if the Committee does not exercise its discretion prior to the Tax-Related Items withholding event, then the Holder shall be entitled to elect the method of withholding from the alternatives above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Holder will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Holder is deemed to

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have been issued the full number of Shares subject to the vested Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, the Holder agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Holder’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Holder fails to comply with his or her obligations in connection with the Tax-Related Items.

9.
Employment or Affiliation Relationship. The grant of Units and the Holder’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract or other affiliation with the Company or any Affiliate and shall not interfere with the ability of the Company or any Affiliate, as applicable, to terminate the Holder’s Employment. For purposes of this Agreement, the Holder shall be considered to be in the employment of, or affiliated with, the Company or its Affiliates as long as the Holder has an active employment or affiliation relationship with the Company or any Affiliate. The Committee shall determine any questions as to whether and when there has been a termination of the Holder’s Employment, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

10.
Voting and Other Rights. The Holder shall have no rights as a shareholder of the Company in respect of the Units, including the right to vote and to receive dividends and other distributions, until delivery of Shares in satisfaction of such Units.

11.
Data Privacy. The Holder hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Holder’s personal data as described in this Agreement and any other grant materials (“Data”) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Holder understands that the Company and its Affiliates may hold certain personal information about the Holder, including, but not limited to, the Holder’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Holder’s favor, for the exclusive purpose of implementing, administering and managing the Plan. The Holder understands that Data will be transferred to Merrill Lynch, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Holder understands that the recipients of the Data may be located in Ireland, the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Holder’s country. The Holder understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The Holder authorizes the Company, Merrill Lynch and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Holder understands that Data will be held only as long as is necessary to implement, administer and manage the Holder’s participation in the Plan. The Holder understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting

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in writing the Company. Further, the Holder understands that he or she is providing the consents herein on a purely voluntary basis. If the Holder does not consent, or if the Holder later seeks to revoke his or her consent, his or her employment status or affiliation relationship and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing the Holder’s consent is that the Company would not be able to grant the Holder Units or other equity awards or administer or maintain such awards. Therefore, the Holder understands that refusing or withdrawing his or her consent may affect the Holder’s ability to participate in the Plan. For more information on the consequences of the Holder’s refusal to consent or withdrawal of consent, the Holder understands that he or she may contact the Company.

12.
Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by facsimile, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated below on the execution page of this Agreement, and to the Holder at the Holder’s address indicated in the Company’s register of Plan participants, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.
Amendment and Waiver. This Agreement may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of the Holder without his/her written consent. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Holder. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.
Governing Law and Severability. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable United States federal law and the laws of the State of Texas, without regard to any conflict of laws principles, except to the extent that the laws of Ireland mandatorily apply. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.
Successors and Assigns. Subject to the limitations which this Agreement and the Plan impose upon the transferability of the Units, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Holder, his permitted assigns and, upon the Holder’s death, the Holder’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, and legal and personal representatives.

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16.
Electronic Delivery and Execution. The Holder hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered under the Plan. The Holder understands that, unless revoked by the Holder by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Holder also understands that he or she will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Holder hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that his or her electronic signature is the same as, and will have the same force and effect as, his or her manual signature. The Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

18.	Acknowledgements. The Holder acknowledges and agrees to the following:

(a)
The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)
the grant of the Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Units, or benefits in lieu of Units, even if Units have been granted in the past;

(c)	all decisions with respect to future Unit or other grants, if any, will be at the sole discretion of the Company;

(d)	the Holder is voluntarily participating in the Plan;

(e)	the future value of the Shares underlying the Units is unknown, indeterminable and cannot be predicted with certainty;

(f)
unless otherwise provided in the Plan or by the Company in its discretion, the Units and the benefits evidenced by this Agreement do not create any entitlement to have the Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting Shares; and

(g)
the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Holder’s participation in the Plan, or the Holder’s acquisition or sale of the underlying Shares. The Holder is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

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19.	Section 409A.

(a)
The delivery of the Holder’s Shares as described in Section 6 shall be made in accordance with such Section, provided that with respect to delivery due to termination of Employment for reasons other than death, the delivery at such time can be characterized as a “short-term deferral” for purposes of Section 409A or as otherwise exempt from the provisions of Section 409A, or if any portion of the delivery cannot be so characterized, and the Holder is a “specified employee” under Section 409A, such portion of the delivery shall be delayed until the earlier to occur of the Holder’s death or the date that is six months and one day following the Holder’s termination of Employment. For purposes of this Agreement, the terms “terminates,” “terminated,” “termination,” “termination of employment,” and variations thereof, as used in this Agreement to refer to the Holder’s termination of Employment, are intended to mean a termination of employment that constitutes a “separation from service” under Section 409A.

(b)
This Agreement and the Units provided hereunder are intended to comply with Section 409A to the extent applicable thereto. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall be interpreted and construed consistent with this intent. Although the Company and the Committee intend to administer this Agreement so that it will comply with the requirements of Section 409A, to the extent applicable, neither the Company nor the Committee represents or warrants that this Agreement will comply with Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company or its Affiliates, nor their respective directors, officers, employees or advisers shall be liable to any Holder (or any other individual claiming a benefit through the Holder) for any tax, interest, or penalties the Holder might owe as a result of participation in the Plan, and the Company and its Affiliates shall have no obligation to indemnify or otherwise protect any Holder from the obligation to pay any taxes pursuant to Section 409A.

20.
Language. If the Holder has received this Agreement, or any other document related to the Units and/or the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

21.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Holder’s participation in the Plan, on the Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Holder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.
Waiver. The Holder acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Holder or any other Plan participants.

By the Holder’s execution or electronic acceptance of this Agreement in the manner specified in the Holder’s online account with the Company’s designated broker/stock plan administrator, the Holder and the Company have agreed that the Units are granted under and governed by the terms and conditions of this Agreement (including any country-specific appendix attached hereto) and the Plan.
[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Holder has executed this Agreement, all as of the date first above written.

WEATHERFORD INTERNATIONAL PLC

By:
Name:
Title:

ADDRESS:
Bahnhofstrasse 1
Baar 6340, Switzerland
Attn: Corporate Secretary

HOLDER:
By:
Name: